As filed with the Securities and Exchange Commission on May 27, 1998

                                                   Registration No.
------------------------------------------------------------------------------
------------------------------------------------------------------------------


                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C.  20549
                                      --------------
                                         FORM S-3
                                  REGISTRATION STATEMENT
                                           UNDER
                                THE SECURITIES ACT OF 1933
                                      --------------
                                  MARKETSPAN CORPORATION
                  (Exact name of registrant as specified in its charter)
                                      --------------
                  New York                                    11-3431358
            (State or other jurisdiction of                  (I.R.S. Employer
            incorporation or organization)                   Identification No.)
                                      --------------
                   175 East Old Country Road, Hicksville, New York 11801
                                      (516) 755-6650
               (Address and telephone number of principal executive offices)
                                      --------------
        CRAIG G. MATTHEWS, Executive Vice President and Chief Financial Officer

                                  MARKETSPAN CORPORATION
                                 175 East Old Country Road
                                Hicksville, New York 11801
                                      (516) 755-6650

                 (Name, address and telephone number of agent for service)
                                      --------------
                                      --------------
      Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
                                      --------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

                              CALCULATION OF REGISTRATION FEE

                                                                 Proposed            Proposed
                                             Amount              Maximum             Maximum             Amount Of
Title of Each Class of Securities            To Be               Offering Price      Aggregate           Registration
      To Be Registered                       Registered          Per Unit*           Offering Price*     Fee
      ----------------                       ----------          ---------           ---------------     ---

Common Stock, par value $0.01 per share      5,000,000 Shares    $35.00 per share    $175,000,000        $51,625

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), on the basis of the estimated maximum aggregate offering price of the registrant's common stock.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

PROSPECTUS


MARKETSPAN CORPORATION
INVESTOR PROGRAM

     MarketSpan Corporation (the "Company"), as a service to registered shareholders of its common and certain series of preferred stock ("Company Stock"), customers and other investors, hereby offers an Investor Program (the "Plan"). The Plan is designed to provide such individuals with a convenient and inexpensive way to purchase and sell shares of Common Stock of the Company, par value $0.01 per share ("Common Stock"), and to reinvest all or a portion of their cash dividends in additional shares of Common Stock. The investors participating in the Plan ("Participants") will be charged modest fees for certain services and transactions. (See "Summary of Plan Services and Fees to Participants".)

      Participants in the Plan may:

o Begin participation by making an Initial Investment of at least $250 but not more than $150,000, the annual maximum investment. Persons not currently owning Company Stock will be charged a one-time enrollment fee of $7.50.

o Purchase additional shares of Common Stock automatically by reinvesting all or a portion of their cash dividends. Dividend payments not reinvested will be paid to Participants by check or will be deposited electronically upon written request.

o Purchase additional shares of Common Stock by making Optional Cash Investments on a weekly basis by check or electronic transfer in amounts of at least $25 per investment but not more than $150,000 per year.

o Deposit their Common Stock certificates with the Plan Administrator, as such term is defined below, for safekeeping free of charge.

o Request the issuance of a certificate, or transfer to another Participant all or a portion of their Plan shares free of charge. Certificates will only be issued in whole share amounts.

o     Sell  Plan  shares  by  providing   written   instructions   to  the  Plan
      Administrator or by using the automated telephone sales feature. Participants will be charged a sales fee of $5.00 for each transaction and a brokerage commission of $0.05 per share sold.

o Beneficial owners of Company Stock whose shares are registered in the names of brokers or bank nominees (i.e. held in "street name"), may participate only in the dividend reinvestment feature of the Plan by making arrangements with their brokers/banks to participate on such beneficial owner's behalf.

This Prospectus relates to 5,000,000 shares of the Company's Common Stock available for purchase under the Plan.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. -----------------

                  The date of this Prospectus is May 27, 1998.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Information as of particular dates concerning Directors and Officers of the Company, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the SEC. Such reports, proxy statements and other information, once filed, can be inspected and copied at the public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company, once filed. In addition, certain securities of the Company are listed on the New York Stock Exchange and the Pacific Stock Exchange where reports, proxy statements and other information concerning the Company may be inspected.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the SEC pursuant to the Exchange Act:

     1. Long Island Lighting Company's (LILCO) Annual Report on Form 10-K/A, for the year ended December 31, 1996.

      2. Long Island Lighting Company's Transition Report on Form 10-Q for the period January 1, 1997 to March 31, 1997, and its Quarterly Reports on Form 10-Q for the periods ended June 30, 1997, September 30, 1997 and December 31, 1997.

      3. Long Island Lighting Company's Current Reports on Form 8-K, dated April 24, 1998, December 31, 1997, July 3, 1997, March 24, 1997,
            February 25, 1997, and December 30, 1996.

      4. The Brooklyn Union Gas Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997.

      5. The Brooklyn Union Gas Company's Current Reports on Form 8-K, dated September 19, 1997, March 31, 1997, February 24, 1997 and December 30, 1996.

     6. KeySpan Energy Corporation's (KeySpan) Annual Report on Form 10-K, for the year ended September 30, 1997.

      7. KeySpan Energy Corporation's Quarterly Reports on Form 10-Q, for the periods ended March 31, 1998 and December 31, 1997.

      8. KeySpan Energy Corporation's Current Reports on Form 8-K, dated April 24, 1998, December 19, 1997 and September 29, 1997.

     All documents filed by the Company, LILCO and KeySpan with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and (i) with respect to the Company and KeySpan prior to the termination of this offering and (ii) with respect to LILCO up to and including the date upon which the transaction with the Long Island Power Authority ("LIPA") was consummated shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents and exhibits referred to above which have been or may be incorporated by reference in this Prospectus. Exhibits not specifically incorporated herein by reference will be furnished upon payment of 25 cents per page. Requests for such copies should be directed to Investor Relations, MarketSpan Corporation, 175 East Old Country Road, Hicksville, New York 11801, telephone number (516) 545-4914.

                                  THE COMPANY

     MarketSpan Corporation is a New York corporation which serves as the parent holding company of several operating companies (some of which are limited liability companies) formed as part of a series of transactions involving Long Island Lighting Company ("LILCO") and one or both of LIPA, a corporate municipal instrumentality and subdivision of the State of New York, and KeySpan Energy Corporation ("KeySpan"). Through its wholly owned subsidiaries, which include The Brooklyn Union Gas Company, MarketSpan Corporation supplies natural gas service in Nassau and Suffolk Counties, all on Long Island, as well as the Boroughs of Brooklyn, Queens and Staten Island, in the City of New York. In addition, MarketSpan Corporation owns all of the gas assets and operations, non-nuclear electric generating assets, common plant and all related activities formerly owned by LILCO and, through its wholly owned subsidiaries, manages and operates the electric system on Long Island pursuant to an agreement with LIPA.

                                USE OF PROCEEDS

      The Plan provides for, and the Company currently contemplates, the issuance of Common Stock directly from the Company either from shares held in the Company's treasury or as newly issued shares. The Plan also provides for the purchase of Common Stock on the open market by an agent independent of the Company. To the extent that shares of Common Stock are purchased directly from the Company, the net proceeds are expected to be used for general corporate purposes. The Company cannot estimate the number of shares of Common Stock that the Company will sell through the Plan or the prices at which such shares will be sold. Should Plan shares be purchased on the open market, the Company will not receive any of the proceeds from the sale of such shares. The Company does not expect to change the source of Plan shares frequently and will not do so more than once in any three month period or such other period of time as may be permitted under future SEC regulations.

                            DESCRIPTION OF THE PLAN

      The following is a question and answer explanation of the Plan and of the terms and conditions under which Participants may purchase and sell shares of Company Common Stock.

Purpose

1.    What is the purpose of the Plan?

      The purpose of the Plan is to provide registered shareholders of Company Stock, customers and other investors a simple, convenient and economical way to accumulate and increase their investment in Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock. The Plan also provides Participants with an economical method to sell shares of Common Stock.

Advantages and Disadvantages

2.    What are the Advantages of the Plan?

      The advantages of the Plan are as follows:

      o Direct Purchase of Initial Shares: Persons not presently owning shares of Company Stock may enroll in the Plan by making an initial investment of at least $250 but not more than $150,000. Persons not currently owning Company Stock will be charged a one-time enrollment fee of $7.50.

      o Reinvestment of Dividends: Participants may purchase additional shares of Common Stock automatically by reinvesting all or a portion of their cash dividends on or after the applicable payment date ("Dividend Payment Date"). Dividend payments not reinvested will be paid to Participants by check or will be deposited electronically upon written request.

      o     Direct Purchase of Common Stock through  Optional Cash  Investments:
            Participants may purchase additional shares of Common Stock on a weekly basis by making optional cash investments by check or electronic transfer in amounts of at least $25 per investment, with a maximum allowable investment of $150,000 per year. Participants may elect not to reinvest their cash dividends and purchase additional shares of Common Stock through optional cash investments only.

      o Certificate Safekeeping: The Plan offers a "safekeeping" service free of charge, whereby shareholders of record may deposit their Common Stock certificates with the Plan Administrator (see Question
            20) and have these shares credited to their Plan account. This feature prevents stock certificate loss, theft or destruction. Since deposited shares become Plan shares, they may be transferred or sold through the Plan in a convenient and economical manner.

     o Reduced Fees: Fees charged to the Participant are usually less than if the individual investor purchased or sold shares outside of the Plan through a broker. (See "Summary of Plan Services and Fees to Participants".)

      o Certificates/Transfer of Shares: Participants may request the issuance of a certificate or transfer to another Participant of all or a portion of their Plan shares free of charge. Certificates will only be issued in whole share amounts.

      o Convenient, Inexpensive Sale of Shares: Participants may sell Plan shares by providing written instructions to the Plan Administrator (see Question 21) or by using the automated telephone sales feature. Participants will be charged a sales fee of $5.00 for each transaction and a brokerage commission of $0.05 per share sold.

     o Simplified Recordkeeping: Participants are furnished an acknowledgment after each purchase or sale, quarterly statements and cumulative year-end statements of their Plan Accounts, providing a simplified method of recordkeeping.

3.    What are the Disadvantages of the Plan?

      The disadvantages of the Plan are as follows:

     o No Interest Paid on Funds Pending Investment: No interest is paid on dividends or optional cash investments held by the Plan Administrator pending investment or reinvestment.

      o Purchase/Sale Price Determination: Participants have no control over the share price or the timing of the sale or purchase of Plan shares. Participants cannot designate a specific price or a specific date at which to sell or purchase Common Stock. In addition, Participants will not know the exact number of shares purchased until after the Investment Date, as such term is defined in the answer to Question 15.


Administration

4.    Who Administers the Plan?

      The Bank of New York, the Company's Transfer Agent, or such successor administrator as the Company may designate (the "Plan Administrator"), administers the Plan, determines the timing of purchases on the open market, holds shares of Common Stock acquired under the Plan, maintains records and sends statements of account activity to Participants. Any open market purchases and sales on behalf of the Participants will be made by the Plan Administrator through BNY ESI & Co. ("BNY ESI"), a full-service brokerage firm and wholly owned subsidiary of The Bank of New York Company, Inc. BNY ESI receives brokerage commissions for related open market transactions, paid by the Participant. (See "Summary of Plan Services and Fees to Participants.")

5.   Who  should  I  contact  with   questions   regarding   the  Plan  and  its
     administration?

      You may contact the Plan Administrator with questions concerning the Plan by calling its toll free number, 1-800-482-3638 or by writing to:

                  The Bank of New York
                  Shareholder Services Department
                  Church Street Station
                  P. O. Box 11258
                  New York, New York  10286-1258

     The Plan Administrator's Internet addres is: "HTTP://STKXFER.BANKOFNY.COM". The Pllan Administrator's e-mail address is: "Shareowner-svcs@bankofny.com".

      Please include MarketSpan Corporation on all inquiries/correspondence and provide your Plan account number and/or social security number.

6. Where do I send my written instructions for transactions such as optional cash investments, sales, account termination, transfers and certificate issuances (withdrawals)?

      Participants are encouraged to use the bottom tear-off portion of their statements to provide the Plan Administrator with their instructions. You may send your written instructions to:

                  The Bank of New York
                  Dividend Reinvestment Department
                  P. O. Box 1958
                  Newark, New Jersey  07101-9774

Eligibility

7.    Who is eligible to participate in the Plan?

     Any person or entity (other than holders of the Company's Preferred Stock, Series A, B and C) is eligible to join the Plan, provided that (a) such person or entity fulfills the prerequisites for participation described under "Enrollment Procedures", and (b) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan or the Participant.

      The Plan Administrator will furnish a Plan Prospectus, the appropriate Plan Authorization Form and enrollment information at any time upon request.

Enrollment Procedures

8.    How does an individual become a Participant?

      o Existing Participants in the LILCO Investor Common Stock Plan and the KeySpan Dividend Reinvestment and Stock Purchase Plan will automatically be Participants in the Plan and need do nothing to continue such participation. However, any Participant who wishes to change his or her participation in any way must submit a new Plan Authorization Form.

      o The Company's Common and/or Eligible Preferred Shareholders of Record ("Shareholders of Record") need only complete a Plan Authorization Form to enroll in the Plan to become a Participant. Shareholders of record are not required to submit a minimum initial investment or pay an enrollment fee to enroll in the Plan.

      o Persons Not Currently Owning Company Stock may enroll in the Plan by completing a Plan Authorization Form and returning the completed Form to the Plan Administrator, along with payment of the one-time Enrollment Fee of $7.50 plus payment of an Initial Investment of at least $250 but not more than $150,000. The payment must be in the form of a check or money order, made payable to "The Bank of New York - MarketSpan Corporation" PLEASE DO NOT SEND CASH.

     o Beneficial Owners of Company Stock, whose shares are registered in the names of brokers or bank nominees (i.e. held in "street name"), may participate only in the dividend reinvestment feature of the Plan by making arrangements with their brokers/banks to participate on their behalf. Please note that such participation is outside the terms and conditions of the Plan, including any fees the broker/bank nominee may charge the beneficial owner for executing reinvestment transactions. The investor remains a beneficial owner and must rely on the brokers/bank nominees for all recordkeeping services. A beneficial owner may become a direct Plan Participant by having shares transferred into his or her own name, becoming a shareholder of record and completing a Plan Authorization Form, or by following the same enrollment procedure for "Persons Not Currently Owning Company Stock".

9.    What Investment Options are available to Participants?

      Each Participant must elect one of the following Investment Options on the Plan Authorization Form:

      o Full Dividend Reinvestment - All cash dividends on all certificated and Plan shares of Company Stock will be automatically reinvested to purchase additional shares of Common Stock.

     o Partial Dividend Reinvestment - Participants will receive cash dividends on a specified number of shares of Company Stock and automatically have the cash dividends on the remainder of their shares reinvested to purchase additional shares of Common Stock. Participants electing partial reinvestment of cash dividends must designate the number of whole Plan shares and/or certificated shares for which they choose to receive cash dividends. Cash dividends are sent to Participants by check or, upon request, are deposited electronically into the Participant's bank account.

      o Optional Cash Investments Only - Participants will receive cash dividends on all their certificated and Plan shares of Company Stock, and only Optional Cash Investments are applied toward the purchase of additional shares of Common Stock. Shares purchased with Optional Cash Investments are held in the Participant's Plan account unless otherwise directed, and dividends paid on such shares are paid by check or, upon written request, are deposited electronically into the Participant's bank account.

      The Investment Option elected by the Plan Participant remains in effect until the Participant changes his or her Investment Option by completing a new Plan Authorization Form.
(See the answer to Question 10 below.)

      For more information on the electronic deposit of dividends, please contact the Plan Administrator.

10.   May Participants change their Investment Option?

      Yes. The Investment Option may be changed by completing a new Plan Authorization Form and returning it to the Plan Administrator. For the change to be effective with respect to a particular dividend payment, the Plan
Administrator must receive the new Plan Authorization Form on or before the applicable record date for the dividend payment.

11.   When are Dividends Reinvested?

      Cash dividends will be reinvested on or as soon as practicable after the applicable Dividend Payment Date ("Dividend Investment Date"). If the Plan Administrator receives the completed Plan Authorization Form prior to or on the applicable record date for the dividend payment, dividends will be reinvested according to the Participant's instructions on that Dividend Payment Date. If the Plan Administrator receives the completed Plan Authorization Form after the applicable dividend record date, the elected Investment Option will not be effective until the next dividend record and payment dates.

12. When will shares purchased with Reinvested Dividends be entitled to receive dividends?

      Shares purchased with reinvested dividends will be entitled to dividends on the Dividend Payment Date following the purchase of such shares.

Initial Investments and Optional Cash Investments

13.   How are Initial Investments made?

      To enroll in the Plan and become a Participant, Persons who do not currently own Company Stock are required to make an Initial Investment of at least $250 but not more than $150,000. Payment must be in the form of a check or money order made payable to, "The Bank of New York - MarketSpan Corporation", and must be accompanied by a completed Plan Authorization Form. The payment of a one-time enrollment fee of $7.50 is also required.

14.   How does the Optional Cash Investment feature work?

      All Plan Participants may purchase additional shares of Common Stock by making Optional Cash Investments. The minimum Optional Cash Investment amount is $25 per investment, with a maximum amount of $150,000 per year. Optional Cash Investments must be in the form of a check or money order made payable to, "The Bank of New York - MarketSpan Corporation", or Participants may elect to authorize automatic monthly electronic fund transfers (EFT) from their bank accounts. To obtain the proper EFT Authorization Form, please contact the Plan Administrator. Checks for Optional Cash Investments should be accompanied by the tear-off stub that is attached to a Participant's statement. Third party checks will not be accepted and will be returned to the sender. No interest will be paid on any cash balances pending investment by the Plan Administrator.

      Optional Cash Investments through EFTs are deducted monthly from the Participant's designated bank account on the 25th day of each month, or if such date is not a business day, the deduction will be made on the preceding business day. The Plan Administrator will make the authorized deduction from any financial institution that participates in the Automated Clearing House (ACH) system. Amounts received electronically by the Plan Administrator will be invested on the next Investment Date (as such term is defined in the answer to Question 15). The monthly electronic transfer of funds will continue until terminated or changed by the Participant. Any such change should be sent to the Plan Administrator at least 20 days prior to the 25th of the month.

      Brokers or bank nominees participating on behalf of beneficial owners may only utilize the dividend reinvestment feature of the Plan and cannot utilize the Optional Cash Investment feature. If a beneficial owner wishes to participate in the Optional Cash Investment feature of the

Plan, he or she must first become a shareholder of record or make an Initial Investment to directly enroll in the Plan.

      In the event that a Participant's Optional Cash Investment check is returned unpaid for any reason or a Participant's designated bank account for EFT does not have sufficient funds for his/her authorized monthly deduction, the Plan Administrator will immediately remove from the Participant's account any shares already purchased upon the prior credit of such funds. The Plan Administrator will thereupon be entitled to sell any such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator reserves the right to sell such additional shares from the Participant's account as may be necessary to satisfy the uncollected balance.

15.   When will Optional Cash Investments be invested?

      The Investment Date for voluntary cash payments (as well as initial cash investments from non-shareholders) is the first Thursday of each week. The
Investment Date for dividends is the Common Stock dividend payment date. If, however, an Investment Date falls on a date when the New York Stock Exchange is closed, the first day immediately following such date on which the New York Stock Exchange is open will be the Investment Date.

Common Stock Purchases

16.   What is the source of Common Stock purchased under the Plan?

      Shares of Common Stock will be purchased either on the open market or directly from the Company, from shares held in the Company's treasury or as newly issued shares or a combination of the foregoing.

17.   How is the purchase price of the Common Stock determined?

      The purchase price of Common Stock purchased on the open market will be 100% of the weighted average price of all shares purchased during the applicable investment period, adjusted to include brokerage commissions. Open market purchases are expected to be made through BNY ESI. A Plan Participant will have the applicable commissions deducted from the funds used to purchase shares acquired under the Plan (see "Summary of Plan Services and Fees to Participants").

      The purchase price of Common Stock purchased directly from the Company will be 100% of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Transactions on the relevant Dividend or Optional Cash Investment Date.

18.   How many shares of Common Stock will be purchased for Participants?

      The number of shares purchased for a Participant will be equal to the amount of the Participant's Optional Cash Investments, if any, plus dividends available for reinvestment, or the Initial Investment received by the Plan Administrator during the investment period, divided by the purchase price of the shares. The Participant's account will be credited with the number of shares, including fractional shares computed to four decimal places, equal to the total amount invested.

      A Participant cannot request the purchase of a specific number of shares nor can he or she request that the purchase be made at a specific price nor on a specific date.

Stock Certificates and Safekeeping

19. Will certificates be issued for shares of Common Stock purchased through the Plan?

      No. Normally, certificates for shares of Common Stock purchased through the Plan will not be issued to Participants, but will be held by the Plan Administrator or its nominee on behalf of the Participant. The number of shares of Common Stock credited to a Participant's Plan account will be shown on the Participant's account statement.

      A Participant may request the issuance of a certificate for all or a portion of Plan shares in his or her account. To request a certificate, the Participant should fill out and sign the request form located on the bottom of his or her account statement, or call the Plan Administrator for instructions. Certificates can only be issued in whole share amounts and not in fractional shares.
There is no fee charged to the Participant for this service.

      Certificate issuance of Plan shares will not constitute termination of Plan participation, unless otherwise requested by the Participant. However, if the Participant withdraws all of his or her Plan shares, the account will automatically be terminated. The account may also be terminated by the Plan Administrator upon written notice to the Participant if there is less than one share remaining in the Participant's Plan account and the Participant is not a registered shareholder of any other shares of Company Stock for which dividends have been designated for Plan reinvestment.

20.   What is the Safekeeping feature of the Plan and how does it work?

      At the time of enrollment in the Plan, or any time thereafter, Participants may elect to use the Plan's Safekeeping service to deposit with the Plan Administrator certificates representing shares of Common Stock registered in the name of the Participant. The shares represented by such certificates will be deposited or credited to the Plan account of the Participant and will be treated in the same manner as shares purchased through the Plan.

      By using the Plan's Safekeeping service, Participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Plan Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and economical manner.

      Participants who wish to deposit their Common Stock certificates with the Plan Administrator should send them via registered mail, or certified mail with return receipt requested. There is no fee for this service. The stock certificates should not be endorsed.

Sale of Shares

21.   How may Participants sell their Plan shares?

      Participants may instruct the Plan Administrator to sell any or all of their Plan shares at any time by completing and signing the appropriate instruction form. The instruction form is a tear-off stub located at the bottom of the Participant's account statement. The Participant should indicate on the form the number of shares to be sold. The form must be signed by all account owners. The completed form must then be mailed back to the Plan Administrator for processing.

The Participant may also call the Plan Administrator's toll-free number to obtain a "PIN" number which will allow the Participant to sell Plan shares over the telephone. All Plan shares, including shares deposited for safekeeping, may be sold using either method. Shares held outside the Plan may not be sold through the Plan.

      Participants selling or withdrawing all of their shares from the Plan automatically terminate their participation in the Plan. To re-enroll in the Plan, the person must fulfill the prerequisites for participation described under "Enrollment Procedures" and submit a new Plan Authorization Form.

22.   How is the sale price of Plan shares determined?

      The Plan Administrator aggregates all requests to sell shares and then sells the total share amount on the open market through BNY ESI. Shares are sold at least weekly, and depending on volume, as frequently as daily. BNY ESI will make every reasonable effort to process all sales orders on the day the orders are received, provided that instructions are received before 1:00 p.m. eastern standard time on a business day during which BNY ESI and the New York Stock Exchange are open. The sales price will not be known until the sale is completed and is based on the weighted average of all shares sold during the selling period, adjusted to exclude brokerage commissions. Following the sale and allowing for the settlement of the trade under SEC rules, typically three business days, a check will be issued payable to the account owner(s) for the net cash proceeds of the sale after a service fee of $5.00 and brokerage commissions are deducted. (See "Summary of Plan Services and Fees to Participants.") The Plan Administrator has full discretion in all matters related to the sale, including the time of sale and sales price. Participants cannot specify a price or a time at which to sell their Plan shares.

      Participants should be aware that the Common Stock price may rise or fall during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions sent to the Plan Administrator to sell shares are irrevocable and may not be rescinded.

Direct Registration Shares

23.   How may Participants register their Plan shares?

     Participants who wish to register their shares may either (a) obtain a stock certificate from the Plan Administrator (see Question 19) representing their share ownership or (b) hold their shares through Direct Registration. A Participant who selects the Direct Registration option will have his/her shares recorded on the books of the Company and will receive a Transaction Advice regarding his/her holdings, in lieu of a stock certificate ("Direct Registration Shares"). Direct Registration Shares are no different from certificated shares, except that there are no certificates to keep safe.

      Participants who hold stock through Direct Registration have the option of selling their shares through the Plan Administrator (see Question 21), or they may use a broker.

      Additional shares acquired through the Plan are held by the Plan Administrator on behalf of the Participant. However, Participants may elect to withdraw their Plan shares at any time, and at no cost, either in the form of stock certificates or Direct Registration Shares.

      Inquiries relating to the Direct Registration option should be addressed to the Plan Administrator.

Transfer of Shares

24. May Participants assign or transfer all or a part of their Plan shares to another person?

      Participants may change ownership of all or part of their Plan shares through a gift, sale or otherwise at any time. The Participant must contact the Plan Administrator to obtain the proper instructions to enact the transfer. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a Medallion Signature Guarantee.

25.   If  Plan  shares  are  transferred  to  another  person,   will  the  Plan
      Administrator issue a stock certificate to the transferee?

      Transfers can be made from Plan account to Plan account (book-to-book transfers) or if the Participant so requests, a stock certificate can be issued to the transferee. The current Participant should contact the Plan Administrator for full details on how to make the transfer.

      For book-to-book transfers that involve the establishment of a new Plan account, a new Plan Authorization Form must be completed by the transferee. The completed Form must be returned to the Plan Administrator, along with written instructions signed by the current Participant, indicating the number of shares to be transferred to the new Participant. The current Participant's signature must be guaranteed by a bank, broker or financial institution that is a member of the Medallion Signature Guarantee program. The new account will be set up for full dividend reinvestment unless otherwise instructed by the previous or new shareholder.

Termination of Plan Participation

26.   How may a Participant terminate participation in the Plan?

      Participants may terminate participation in the Plan either by selling all the shares in their Plan account or by having a certificate issued for a specific number of whole shares in their Plan account and selling the fractional share balance. Certificates cannot be issued in fractional share amounts.

      To terminate Plan participation, Participants should complete and sign the appropriate instruction form. The instruction form is a tear-off stub located at the bottom of the Participant's account statement. Participants should indicate on the form that they are terminating their account and indicate whether they wish to receive a stock certificate or sell all their shares. The form must be signed by all account owners and returned to the Plan Administrator for processing.

      A Plan account may also be terminated by the Plan Administrator upon written notice to the Participant if there is less than one whole share remaining in the Participant's Plan account and the Participant is not a registered shareholder of any other shares of Company Stock for which dividends have been designated for Plan reinvestment.

27.   Are there any Fees Charged to Plan Participants?

      If Plan shares are purchased on the open market, Participants will be charged a brokerage commission of $0.05 per share purchased. If Plan shares are purchased directly from the Company, there is no fee charged to the Participant for the purchase of Common Stock. There is also a $5.00 service fee charged to the Participant for the selling of Plan shares plus a brokerage commission of $0.05 per share sold. (See "Summary of Plan Services and Fees to Participants".)

Reports to Participants

28.   What reports are sent to Participants?

      An acknowledgment will be sent to Participants as soon as practicable following each Optional Cash Investment or sale of shares made by the Plan Administrator on behalf of the Participant. On a quarterly basis, in conjunction with the reinvestment of Company Stock dividends, each Participant will receive a statement showing all year-to-date transaction activity. Beneficial owners who participate through a broker or bank nominee should contact their broker/bank nominee for a statement detailing reinvestment activity. Participants should retain these statements for tax purposes.

      All statements have tear-off instruction forms which should be used to notify the Plan Administrator of any certificate issuance, optional cash investments, sales of Plan shares, termination of Plan participation or instructions to deposit certificates for safekeeping.

      Each participant will also be sent copies of the communications sent to other shareholders, including the Company's annual reports, notices of annual meeting and proxy statements and income tax information for reporting dividends paid and proceeds from the sale of Plan shares.

Federal Income Taxes

29.   What are some of the tax consequences of participation in the Plan?

      In general, dividends which are reinvested in accordance with the Plan will be taxed as cash dividends for federal income tax purposes under the provisions of the applicable tax laws.

      The selling of shares by a Participant under the Plan will give rise to capital gain or loss, provided such shares are held as a capital asset by the Participant. The amount of any such gain or loss will be the difference between the proceeds received by the Participant (net of commissions and fees) and the Participant's tax basis. The tax basis of shares acquired through the Plan is equal to the purchase price of such shares (including brokerage commissions and fees, if any). See the answer to Question 17 for how the purchase price is determined. Any capital gain or loss will be long-, mid- or short-term according to whether the Participant's holding period for the shares sold was greater than 18 months, less than or equal to 18 months but no more than one year, or less than or equal to one year, respectively.

      The foregoing is only a general discussion of certain federal income tax aspects of an investment in the Plan. Because tax consequences may vary, depending on each Participant's own tax situation, Participants or persons considering participation in the Plan are advised to consult their own tax advisors regarding the tax effect of participation in the Plan, including the application of current and proposed federal, state, local, foreign and other tax laws.

Other Information

30. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

      All stock dividends or split shares distributed by the Company will be credited directly into the Participant's Plan account. This includes entitlements on shares calculated on Plan shares and certificated shares registered in the name of the Participant. In the case of a rights offering, any rights or shares to be distributed as a result of any rights agreement would be distributed in a like manner. Transaction processing may be temporarily suspended during such distributions. Accounts coded for partial reinvestment will have their entitlement credited in full to the Plan.

31.   How will a Participant's shares be voted?

      For any meeting of Common Stock shareholders, each Participant will receive proxy materials in order to vote Plan account shares as well as any Common Stock held of record that is registered in the name of the Participant. All shares will be voted as designated by the Participant or may be voted in person at the meeting of shareholders.

32. What are the responsibilities of the Company and the Plan Administrator under the Plan?

      The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, (a) any claim of liability with respect to shares of a deceased Participant's account prior to receipt in writing of instructions relating to the disposition of such shares, (b) with respect to the prices at which shares are purchased or sold for the Participant's account and the times when such purchases or sales are made or (c) with respect to any fluctuation in the market value before or after any purchase or sale of shares.

33.   May the Plan be changed or discontinued?

      The Company reserves the right to amend, suspend, terminate or modify the Plan at any time without the approval of Participants. Notice of the Company's determination to suspend, terminate or modify the Plan will be given to all Plan Participants as soon as practicable after such determination is made.

                          DESCRIPTION OF COMMON STOCK

     General: The Company is presently authorized under its Certificate of Incorporation to issue 450,000,000 shares of Common Stock, par value $0.01 per share.

     Dividends: Any dividends paid on shares of Common Stock will be paid in each quarterly period on the first day of February, May, August and November.

      Although the Company contemplates the payment of dividends, the payment of future dividends is dependent upon, among other factors, action by the Company's Board of Directors, the Company's financial condition, future earnings and the availability of cash.

      Dividend Limitations: No dividends may be declared on Common Stock unless all past and current dividends on outstanding Preferred Stock have been paid or declared and set apart for payment.

      Voting Rights: Ordinarily, the holders of the Company's Common Stock have sole voting power to elect the Company's Directors. The Company's Certificate of Incorporation provides, however, that the Board of Directors may, from time to time, determine the extent of the voting rights, if any, of the shares of each series of Preferred Stock and determine whether the shares of any such series having voting rights shall have multiple votes per share.

      Preemptive Rights: Holders of the Company's Common Stock do not have preemptive rights to purchase additional shares of Common Stock or securities convertible into such shares.

      Other Rights: In the event of liquidation, the holders of the Common Stock are entitled to all assets that remain after satisfaction of creditors and the liquidation preferences of outstanding Preferred Stock. The outstanding shares of Common Stock are, and the additional shares of Common Stock which may be offered hereby upon issuance will be, fully paid and nonassessable.

      The number, designation, relative rights, preferences and limitations of the shares of the Preferred Stock, if any, and of the Common Stock of the Company are stated in full in the Company's Certificate of Incorporation.

      Listing: The outstanding shares of Common Stock and the additional Common Stock offered hereby are listed on the New York Stock Exchange and the Pacific Stock Exchange.

     Transfer Agent and Registrar: The transfer agent and registrar for the Common Stock is The Bank of New York, Shareholder Services Dept., Church Street Station, P.O. Box 11258, New York, New York 10286-1258.

               SUMMARY OF PLAN SERVICES AND FEES TO PARTICIPANTS

      In most cases, the Company has determined to pay the fees and expenses to administer the Plan. However, certain administrative service fees and brokerage commissions will be charged directly to the Participant. Set forth below is a summary of these fees and commissions and the party responsible for their payment:

Service/Transaction                                   Cost to Participant

Initial Enrollment Fee                                $7.50
A one-time setup fee paid by persons
not currently owning Company Stock

Optional Cash Investment Transaction Fee              None  (Fee paid by the
                                                      Company)

Reinvestment of Dividends Service Fee                 None (Fee paid by the
                                                      Company)

Brokerage commissions on open market purchases        $0.05 per share

Sale of Shares Transaction Fee                        $5.00
Brokerage commissions on sale of shares               $0.05 per share

Issuance of Certificates                              None
Deposit of certificates for safekeeping               None
book-to-book transfers of shares                      None


      The minimum and maximum Cash Investments are as follows:

Initial Minimum Investments for Persons
not currently owning Company Stock                    $ 250

Minimum Optional Cash Investment for Participants     $ 25 per investment
Maximum Optional Cash Investment Per Year             $ 150,000


                                   LEGALITY

      The legality of the Common Stock offered hereby has been passed upon for the Company by Leonard P. Novello, Senior Vice President and General Counsel. As of the date of the closing of the transactions involving LILCO and one or both of LIPA and KeySpan, Mr. Novello owned approximately 7,509 shares of Common Stock.


                                    EXPERTS

     The financial statements of (i) LILCO appearing in its Annual Report on Form 10-K/A for the year ended December 31, 1996, incorporated herein by reference, and (ii) KeySpan appearing in its Annual Report on Form 10-K for the year ended September 30, 1997, incorporated herein by reference, have been audited by Ernst & Young LLP and Arthur Andersen LLP, respectively, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

      None of the experts referred to herein as having prepared or certified any part of the Registration Statement were employed on a contingent basis or, at the time of such preparation or certification or at any time thereafter, had or has a substantial interest in the registrant or any of its subsidiaries as a promoter, underwriter, voting trustee, Director, Officer or employee, except Mr. Novello. Mr. Novello is an indemnitee of the Company, being a party to an Indemnification Agreement. Under the provisions of that agreement, Mr. Novello is indemnified for any losses associated with rendering the legality opinion to the extent permitted under the New York Business Corporation Law (the "BCL").


                             PLAN OF DISTRIBUTION

      The shares of Common Stock offered hereby will be offered directly to Plan participants without underwriters as described in this Prospectus.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, The Bank of New York, or the Plan. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                               -----------------

                               TABLE OF CONTENTS

                  Available Information..............2
                  Incorporation of Certain
                     Documents by Reference..........2
                  The Company........................3
                  Use of Proceeds....................3
                  Description of the Plan............4
                  Description of Common Stock.......15
                  Summary of Plan Services
                    and Fees to Participants........16
                  Legality..........................16
                  Experts...........................16
                  Plan of Distribution..............17



                            MARKETSPAN CORPORATION
                              -------------------
                                Investor Program
                             --------------------
                               5,000,000 Shares
                                of Common Stock
                               ($0.01 Par Value)
                             --------------------
                                  PROSPECTUS
                             --------------------
                                 May 27, 1998

                                    PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Listing  Fee  --  New  York  Stock  Exchange......................$  25,650
*Accounting   Fees................................................   15,000
*Legal Services   and    Disbursements............................   15,000
*Printing Expenses................................................  100,000
*Service   Charge including   postage--The  Bank  of  New York....  650,000
*Miscellaneous Expenses...........................................   50,000
*Total Expenses...................................................$ 855,650
------------------
  *  Estimated.
------------------


Item 15.    Indemnification of Directors and Officers.

      Sections 721-726 of Article 7 of the BCL provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Section 722 provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity. Section 723 provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding. Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers. The Company has in effect insurance policies providing both directors and officers liability coverage and corporate reimbursement coverage.

      Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity.

The Company's Certificate of Incorporation eliminates personal liability of Directors to the extent permitted by New York law.

      The Company's Certificate of Incorporation provides generally that the Company shall, except to the extent expressly prohibited by the BCL, indemnify each of its officers and directors made or threatened to be made a party to any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Company against all expense, liability and loss (including, but not limited to, all attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The
Company's Certificate of Incorporation further provides for advancement and reimbursement of such expenses incurred by an officer or director in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if, and to the extent that, such person is ultimately found not to be entitled to indemnification.

Item 16.    List of Exhibits.  (See "Exhibit Index")

Item 17.    Undertakings.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each report filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered under this Registration Statement, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Hicksville, in the Town of Oyster Bay and the State of New York, on the 22nd day of May, 1998.

                                                      MARKETSPAN CORPORATION


                                                By:   /s/ Craig G. Matthews
                                                ----------------------------
                                                      CRAIG G. MATTHEWS
                                                      (Executive Vice President,
                                                      Chief Financial Officer)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

      Signatures                    Title                         Date
                                                            -
    WILLIAM J. CATACOSINOS    Principal Executive Officer   |
    -----------------------   and Director                  |
   *WILLIAM J. CATACOSINOS                                  |
    (Chairman of the Board, Chief                           |
     Executive Officer)                                     |
                                                            |
                                                            |
    /s/ Craig G. Matthews     Principal Financial Officer   |
    -----------------------                                 |
    CRAIG G. MATTHEWS                                       |
    (Executive Vice President,                              |
     Chief Financial Officer)                               |
                                                            |
                                                            |
    /s/ Joseph E. Fontana     Principal Accounting Officer  |
    -----------------------                                 |
    JOSEPH E. FONTANA                                       |
    (Vice President,                                        |     May 27, 1998
     Chief Accounting Officer                               |
     and Controller)                                        |
                                                            |
                                                            |
WILLIAM J. CATACOSINOS*,      *Directors                    |
ROBERT B. CATELL*                                           |
                                                            |
                                                            |
                                                            |
      By:   /s/ Craig G. Matthews                           |
      ---------------------------                           |
            *CRAIG G. MATTHEWS                              |
            (Attorney-in-fact for each                      |
            of the persons indicated)                       |
                                                            -


                              /s/ Craig G. Matthews
                              ---------------------
                              CRAIG G. MATTHEWS (On behalf of
                              the issuer, individually, and as an
                              officer and as attorney-in-fact
                              for each of the persons indicated)

      Original powers of attorney, authorizing Craig G. Matthews and Kathleen A. Marion and each of them, to sign the Registration Statement and any amendments thereto, as attorney-in-fact for the Directors and Officers of the Company, and a certified copy of the resolution of the Board of Directors of the Company authorizing said persons and each of them to sign the Registration Statement and amendments thereto as attorney-in-fact for any Officers signing on behalf of the Company, are being filed or will be filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX





Exhibits listed below which have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, and which were filed as noted below, are hereby incorporated by reference and made a part of this report with the same effect as if filed herewith.

4(a) Certificate of  Incorporation  of BL Holding Corp., now known as MarketSpan
     Corporation, dated April 15, 1998 and Amendment to Certificate of Incorporation of the Company dated May 21, 1998 (filed May 26, 1998 as
     Exhibit 1 to the Company's Form 8-A12b)

4(b) By-laws of the Company  (filed May 26,  1998 as Exhibit 2 to the  Company's
     Form 8-A12b)

*5 Opinion of Leonard P. Novello, Senior Vice President and General Counsel of the Company, with respect to the legality of the securities being registered.

*23(a) Consent of Ernst & Young LLP, Independent Auditors.

*23(b) Consent of Arthur Andersen LLP, Independent Auditors.

*24(a) Powers of Attorney executed by the Directors and certain Officers of the Company.

*24(b) Certificate as to Corporate Power of Attorney.

*24(c) Certified copy of Resolution of Board of Directors authorizing signature pursuant to Power of Attorney.

------------------
*Filed Herewith



                                     EI-1